As filed with the Securities and Exchange Commission on November 26, 2002

File No. 0-25124

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPANTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0782227 I.R.S. Employer Identification No.

1061 North Venetian Drive, Miami, Florida 33139

(Address of Principal Executive Offices)(Zip Code)

Services Agreement
with Gregory L. Paige
(Full title of the plan)

Law offices of Howard Feinmel, P.A.
5192 10th Avenue North, Suite D
Lake Worth, Florida 33463

(Name and address of agent for service)

(561) 968-1313
(Telephone number, including area code, of agent for service)

DE-REGISTRATION OF SECURITIES FROM REGISTRATION
SIGNATURES

DE-REGISTRATION OF SECURITIES FROM REGISTRATION

     Spantel Communications, Inc. (the “Company”), by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration File No. 333-96747) de-registers 300,000 of its shares of Common Stock as previously issued to Gregory L. Paige. The Company issued such shares to Mr. Paige under a consulting agreement but subsequent to preparation and filing of Form S-8 registering such shares, and the issuance of such shares provided thereunder, the parties mutually agreed to terminate their relationship and cancel such issuance. Such shares have been returned to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madrid, Spain on this 26th day of November 2002.

SPANTEL COMMUNICATIONS, INC

By:	/s/ JOSE RAMON BASTERRA JOSE RAMON BASTERRA, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOSE RAMON BASTERRA JOSE RAMON BASTERRA	President and Director	November 26, 2002

/s/ MOHAMMED KHASHOGGI MOHAMMED KHASHOGGI	Director	November 26, 2002